Exhibit 23

LeMaster & Daniels, PLLC

601 West Riverside Ave.

Suite 700

Spokane, WA 99201

(509) 624-4315

April 21, 2010

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

We consent to the incorporation by reference in the Comprehensive Annual Report on Form 10-K of our report dated February 27, 2004, relating to the financial statements of Genesis Financial, Inc. appearing in the Comprehensive Annual Report of Genesis Financial, Inc. for the years ended December 31, 2004, 2005, 2006, and 2007.

Sincerely,

/s/ LeMaster & Daniels, PLLC

LeMaster & Daniels, PLLC

Spokane, Washington